Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-70100, 333-1438, 333-31417, 333-45799, 333-71641, 333-94619, 333-46002, 333-61166, 333-69822, 333-89590, 333-109432, 333-121988, 333-128480 and 333-140101) of Asyst Technologies, Inc. of our report dated June 11, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Jose, CA
June 12, 2007